UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2025

Date of Report (Date of earliest event reported)

Yuengling’s Ice Cream Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-55398	47-5386867
(Commission File Number)	(IRS Employer Identification No.)

8910 W. 192nd St. Suite N, Mokena, IL 60448
(Address of principal executive offices)

(312) 288-8000
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	YCRM	OTC

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On May 21, 2025, the Company informed Fruci & Associates that it was terminating its engagement as the Company’s independent registered public accounting firm. The decision to terminate the firm was approved by the Board of Directors.

The Company has provided Fruci & Associates with a copy of this Current Report on Form 8-K and has requested that they furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein. A copy of any such letter received from Fruci & Associates will be filed by amendment to this Form 8-K if and when received.

The Company is in the process of engaging a new independent registered public accounting firm and will disclose that appointment in a subsequent filing once finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuengling’s Ice Cream Corporation

By:	/s/ Richard Jordan
Richard Jordan, President & CEO

Date: May 21, 2025

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